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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                               FORM 8-K/A NO. 1


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 30, 1999


                            Cyberfast Systems, Inc.
                    --------------------------------------
            (Exact name of registrant as specified in its charter)


          Florida                   0-27263                  13-5398600
          -------                   -------                  ----------
(State or other jurisdiction                                (I.R.S. Employer
     of incorporation)        (Commission File No.)        Identification No.)


777 Yamato Road, Suite 105, Boca Raton, Florida                 33431
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   (Address of principal executive offices)                   (Zip Code)



     Registrant's telephone number, including area code:  (561)  995-6255
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Item 4.   Changes in Registrant's Certifying Accountant
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(a)  The Board of Directors of the Registrant dismissed Robert Jarkow, Certified
Public Accountant, effective September 30, 1999 and has retained Rachlin, Cohen
& Holtz, LLP as its independent auditors for the fiscal year ended December 31, 1999. The Board of Directors of the Registrant approved the dismissal of Robert Jarkow and the engagement of Rachlin, Cohen & Holtz, LLP as its independent auditors. None of the reports of Robert Jarkow contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Registrant was advised that Mr. Jarkow may not be considered independent as to the Registrant, and therefore the Registrant found it necessary to retain another accounting firm.

     There were no other reportable events with respect to any of the Registrant's prior fiscal years or any subsequent interim period preceding such dismissal.

(b) Effective October 5, 1999, the Registrant approved and engaged Rachlin, Cohen & Holtz, LLP to act as its independent certified public accountant as successor to Robert Jarkow. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted Rachlin, Cohen & Holtz, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement on a reportable event.


Item 7.   Financial Statements and Exhibits
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          (c)    Exhibits

          16.1   Letter regarding Change in Certifying Accountant

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 17, 2000

                               CYBERFAST SYSTEMS, INC.



                               By:    /s/ Edward J. Stackpole
                                  --------------------------------------------
                                  Edward J. Stackpole, Chief Executive Officer

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